UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

January 21, 2004

(Date of earliest event reported)

INTEGRATED CIRCUIT SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19299	23-2000174
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2435 Boulevard of the Generals Norristown, Pennsylvania	19403
(Address of principal executive offices)	(Zip Code)

(610) 630-5300

(Registrant’s telephone number including area code)

Not Applicable

(Former name former address and former fiscal year,

if changed since last report)

Item 12. DISCLOSURE OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 21, 2004, Integrated Circuit Systems, Inc. issued a press release and held a broadly accessible conference call to discuss its financial results for the second fiscal quarter ended December 27, 2003. A copy of the press release is attached hereto as Annex 1 and is incorporated by reference into this Item 12. Annex 2 attached hereto and incorporated by reference into this Item 12 sets forth certain financial information discussed on the conference call that was not included in the press release. The disclosure in this Current Report, including the exhibits hereto, of any financial information shall not constitute an admission that such information is material.

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in the Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 22, 2004	INTEGRATED CIRCUIT SYSTEMS, INC.

	By:	/s/ Justine F. Lien
Justine F. Lien
Vice President and CFO

ANNEX 1

Integrated Circuit Systems, Inc.

Corporate Headquarters
2435 Boulevard of the Generals
Norristown, PA 19403
Phone: 610-630-5300
Fax: 610-630-5399
Web Site: http://www.icst.com

Company Contact:
Justine Lien, CFO
Integrated Circuit Systems, Inc.
610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES FISCAL 2004

SECOND QUARTER RESULTS

Communications Revenues Grow 33% Year over Year

Norristown, PA – January 21, 2004 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the second quarter of fiscal 2004, ending on December 27, 2003. The company had an excellent growth quarter with revenues of $69.6 million, growing 7% from the previous quarter and 12% from the same quarter a year ago. Gross margin was 59.6% and operating margin was 31.3% contributing to an earnings per share of $0.26 for the quarter.

($Millions, except EPS)	Q2 FY 2004	Q2 FY 2003	Y-Y Growth	Q1 FY 2004	Q-Q Growth
Revenue	$69.6	$62.0	12%	$65.3	7%
Gross Margin	$41.5	$36.3	14%	$38.8	7%
Operating Income	$21.8	$18.2	20%	$19.8	10%
Fully Diluted EPS	$0.26	$0.23	13%	$0.24	8%

Revenue growth for the quarter was driven by products in PC and communications offset by declines in digital consumer. PC strength is due to seasonality and strong sales into mobile motherboards. Digital consumer was seasonally down and communications growth was driven by memory for servers and ADSL modems.

Revenues

	Q2 FY2004 % of Revenue	Q2 FY2003 % of Revenue	Y-Y Growth	Q1 FY2004 % of Revenue	Q-Q Growth
PC	46%	48%	8%	46%	6%
Digital Consumer	13%	17%	-11%	16%	-8%
Communications	32%	27%	33%	29%	18%
Military	9%	8%	18%	9%	-2%

PC clock revenue declined as a percentage of sales as communications revenue grew, contributing to a slight increase in gross margin. Investment into new products raised R&D expenditures, while administrative expenses were down from last quarter. Leveraging on higher gross margin and controlled operating expenses, earnings per share grew faster than revenue from last quarter and the same period a year ago.

During the quarter the company has paid all bank debt and repurchased 605,000 treasury shares. The company ended the quarter with cash and investments of $173.7 million.

Hock Tan, President and CEO commented, “Our strong growth in communications products reflected an expansion in demand for our timing products from server memory modules and enterprise networks. We have invested considerable resources over the past three years to position our business very well in enterprise networking, storage and computing systems, and it is now beginning to show encouraging returns. We expect this segment to drive our growth during the upcoming calendar year 2004.”

Second Quarter Fiscal 2004 Conference Call

ICS will host a conference call to discuss the earnings results for the second quarter of fiscal year 2004 at 9:00 a.m. ET on January 21, 2004. The company will also discuss its strategic direction and market conditions. Any interested parties are invited to listen to the conference call by dialing (877) 405-3430 or (706) 634-6397 for international callers. The call will also be broadcast via the Internet and can be accessed from ICS’s corporate website at the address www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 12, 2003.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands)	Dec. 27, 2003	Sept. 27, 2003	Dec. 28, 2002	Dec. 27, 2003	Dec. 28, 2002
Revenues	$69,565	$65,285	$62,026	$134,850	$119,815
Cost of sales	28,107	26,436	25,701	54,543	49,022

Gross margin	41,458	38,849	36,325	80,307	70,793

Expenses:
Research and development	10,014	9,308	8,803	19,322	17,021
Selling, general and administrative	8,819	8,971	8,472	17,790	17,098
Deferred compensation	244	244	244	488	1,294
Amortization of intangibles	575	575	575	1,150	1,150

	19,652	19,098	18,094	38,750	36,563

Operating income	21,806	19,751	18,231	41,557	34,230

Other income (expense)	379	745	565	1,124	671

Income before income taxes	22,185	20,496	18,796	42,681	34,901

Income taxes	3,533	3,215	2,871	6,748	5,263

Net income	$18,652	$17,281	$15,925	$35,933	$29,638

Basic EPS
Net income	$0.26	$0.25	$0.24	$0.51	$0.44

Diluted EPS
Net income	$0.26	$0.24	$0.23	$0.49	$0.42

Weighted Shares
Basic	70,422	70,453	67,711	70,437	67,186
Diluted	72,882	73,279	70,313	73,087	69,859

Capital expenditures	$2,295	$2,163	$526	$4,458	$1,928
Depreciation and amortization	$2,192	$2,105	$2,222	$4,297	$4,484

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE STREET

(in thousands, excluding Other Financial Data)	Dec. 27, 2003 (unaudited)	June 28, 2003
ASSETS
Current Assets:
Cash and marketable securities	$137,716	$123,038
Accounts receivable, net	38,480	31,501
Inventory, net	16,277	15,822
Deferred & prepaid taxes	21,368	18,925
Other current assets	6,182	11,151

Total current assets	220,023	200,437

Property & equipment, net	17,112	15,749
Long term investments	35,000	30,000
Maxtek	1,000	2,000
Intangibles	29,033	30,245
Goodwill	36,573	36,573
Other assets, net	12	144

Total assets	$338,753	$315,148

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term obligations	$90	$10,059
Accounts payable	19,706	10,836
Accrued expenses and other current liabilities	7,880	10,855

Total current liabilities	27,676	31,750

Other long term liabilities	12,810	12,575

Total liabilities	40,486	44,325

Shareholders’ Equity:
Common stock	722	713
Additional paid in capital	273,755	258,422
Retained earnings	64,558	28,625
Deferred compensation	(243)	(731)
Treasury stock	(40,535)	(16,212)
Other	10	6

Total shareholders’ equity	298,267	270,823

Total liabilities and shareholder’s equity	$338,753	$315,148

OTHER FINANCIAL DATA:
Days sales outstanding	50	47
Inventory turns	6.9	5.4

ANNEX 2

Integrated Circuit Systems, Inc.

SUPPLEMENTAL FINANCIAL INFORMATION

The following additional financial information was disclosed in our broadly accessible conference call on January 21, 2004:

Business Outlook:

Revenues are expected to be in a range from 4% down to flat in our third quarter of fiscal 2004 in comparison to our second quarter of fiscal 2004. Gross margin should expand due to product mix. Operating expenses are expected to increase due to investments in research and development. We expect fully diluted earnings per share to be $0.25 to $0.26 for the second quarter.

Business Update:

During the second quarter, we paid down the remaining $5.8 million balance on our $45 million term loan, and no amount is outstanding under our revolving credit facility. We also purchased 605,000 shares of treasury stock during the second quarter. We have purchased approximately 1.9 million shares and still have the ability to purchase another 1.1 million shares.